Exhibit 99.1

InspireMD Announces Completion of Enrollment in C-Guardians U.S. Investigational Device Exemption (IDE) Clinical Trial

Trial designed to support potential U.S. marketing approval of the CGuard™ Prime EPS stent system

Study also included first-in-human cases treated with CGuard Prime CAS stent delivery platform

Company anticipates study results and Premarket Approval (PMA) submission in H2 2024, potential U.S. approval in H1 2025

Tel Aviv, Israel — June 26, 2023 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced that it completed enrollment of its ongoing C-Guardians U.S. Investigational Device Exemption (IDE) clinical trial, designed to support potential U.S. marketing approval of the CGuard Prime EPS stent system.

Marvin Slosman, chief executive officer of InspireMD, stated, “The completion of enrollment in our IDE trial is a significant milestone and brings us one step closer to potential U.S. approval of the CGuard Prime EPS stent system. Notably, the trial was fully enrolled in less than two years, including first-in-human cases treated with our next generation CGuard Prime CAS delivery platform. We believe the rapid enrollment reflects the comfort and support of the CGuard stent system by our investigators as we work to be the only company developing comprehensive next generation delivery and neuro protection platforms that achieve best implant performance and patient outcomes though both transfemoral (CAS) and trans carotid (TCAR) solutions. Completing enrollment of the C-Guardians trial, advancing our PMA submission and obtaining FDA approval would allow us to launch CGuard Prime EPS commercially in the U.S. and catalyze market adoption. We look forward to building on our global expansion and fulfilling our mission to deliver best patient therapy for carotid disease and stroke prevention.”

The C-Guardians clinical trial is evaluating the safety and efficacy of the CGuard™ Carotid Stent System for the treatment of carotid artery stenosis. The study, which commenced enrollment in July 2021, enrolled 315 patients across 25 trial sites in the U.S. and Europe.

The trial includes both symptomatic and asymptomatic patients undergoing carotid artery stenting (CAS). The primary endpoint includes the composite of the following: incidence of the following major adverse events: death (all- cause mortality), all stroke, and myocardial infarction (DSMI) through 30-days post-index procedure, based on the Clinical Events Committee (CEC) adjudication or ipsilateral stroke from 31-365-day follow-up, based on CEC adjudication. The performance goal will be considered to have been met if the upper bound of the two-sided 95% confidence interval calculated from the observed primary endpoint rate is <11.6% and the p-value is <0.025.

The company anticipates results from the study in H2 2024.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com